UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2006
OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	001-15817 (Commission File Number)	35-1539838 (IRS Employer Identification No.)

One Main Street
Evansville, Indiana 47708
(Address of Principal Executive Offices, including Zip Code)
(812) 464-1294
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry Into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Form of Performance-Based Restricted Stock Agreement for Named Executive Officers
Form of Service-Based Restricted Stock Agreement for Named Executive Officers
Form of Non-Qualified Stock Option Agreement for Named Executive Officers

Item 1.01. Entry Into a Material Definitive Agreement.
On February 24, 2006, the Board of Directors of Old National Bancorp (the “Company”), upon recommendation of the Compensation and Management Development Committee of the Board (“Compensation Committee”) took several actions with respect to incentive compensation for the Company’s executive officers. The actions taken include the establishment of performance goals for fiscal year 2006 under the Company’s Short-Term Incentive Compensation Plan and the grant of long-term incentive awards to the Company’s executive officers in the form of performance-based restricted stock, service-based restricted stock and non-qualified stock options.
Short-Term Incentive Compensation Plan
On February 24, 2006, the Board of Directors of the Company, upon recommendation of the Compensation Committee, established the performance goals and potential awards for executive officers with respect to fiscal year 2006 under the Company’s Short-Term Incentive Compensation Plan (“Plan”). For 2006, the incentive bonus paid under the Plan is based on the level of achievement of the Company’s earnings per share. Target awards for executive officers range from 40% to 75% of base salary, and maximum awards range from 80% to 150% of base salary.
The Plan was approved by the Company’s shareholders on April 28, 2005 and is filed as Appendix II to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 16, 2005.
Long-Term Incentive Awards
On February 24, 2006, the Board of Directors of the Company, upon recommendation of the Compensation Committee, approved the grant of performance-based and service-based restricted stock awards and non-qualified stock options to each of the Company’s Named Executive Officers. These awards are granted pursuant to the Company’s 1999 Equity Incentive Plan, as amended.
The performance-based restricted stock awards are earned by each of the Company’s Named Executive Officer based on the achievement of certain financial factors at the end of the three-year period ending December 31, 2008. The financial factors include earnings per share growth, net charge-off ratio and revenue growth.
The service-based restricted stock awards will vest annually in three approximately equal installments (33.3%, 33.3%, 33.4%) over a three-year period ending February 1, 2009, subject to the employees continued employment.
The non-qualified stock options were granted at an exercise price of $21.65 (the closing price of the Company’s common stock on the date of the grant) and will vest annually in three approximately equal installments (33.3%, 33.3%, 34.4%) over a three-year period ending February 1, 2009.

The following table sets forth information regarding the individual grants of restricted stock and stock options to each of the Named Executive Officers:

Named Executive	Value of Performance-	Value of Service-Based	Number of Stock
Officer	Based Restricted stock*	Restricted Stock*	Options
Robert G. Jones	$402,690	$201,345	45,900
Michael R. Hinton	166,705	84,435	19,100
Christopher A. Wolking	136,395	67,115	15,500
Annette W. Hudgions	112,580	56,290	12,800
Daryl D. Moore	80,105	38,970	9,100

*	Based on the closing market price of the Company’s stock on the date of grant ($21.65).
Included in this filing as Exhibits 99.1 through 99.3 and incorporated herein by reference is the form of Performance-Based Restricted Stock Agreement, Service-Based Restricted Stock Agreement and Non-Qualified Stock Option Agreement entered into with the Named Executive Officers of the Company.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits. The following exhibit is furnished herewith:
The following exhibits are furnished herewith and this list constitutes the exhibit index:

99.1	Form of Performance-Based Restricted Stock Agreement for Named Executive Officers.
99.2	Form of Service-Based Restricted Stock Agreement for Named Executive Officers.
99.3	Form of Non-Qualified Stock Option Agreement for Named Executive Officers.
* * * * * * *

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp (Registrant)
Date: March 2, 2006
	By:	/s/ Jeffrey L. Knight
Jeffrey L. Knight
Executive Vice President and Chief Legal Officer